EXHIBIT 10(a)

SECOND AMENDMENT

TO

CREDIT AGREEMENT

THIS SECOND AMENDMENT, dated as of June 1, 2004 (this “Second Amendment”), is by and among CANTEL MEDICAL CORP., a Delaware corporation (the “Borrower”), the Lenders and Fleet National Bank (“Fleet”), as the Initial Issuing Bank, the Swing Line Bank and the Administrative Agent for itself and the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

PRELIMINARY STATEMENTS

(A)                              The Borrower, the Lenders, Fleet National Bank, as the Initial Issuing Bank, the Swing Line Bank, and the Administrative Agent and PNC Bank, National Association, as Documentation Agent, are parties to that certain Credit Agreement, dated as of September 7, 2001, and as amended by the First Amendment thereto, dated as of August 1, 2003 (as so amended and as it may hereafter be further amended, restated or otherwise modified, the “Credit Agreement”).

(B)                                The Borrower wishes to acquire all of the issued and outstanding capital stock of Saf-T-Pak Inc., a corporation organized under the laws of Alberta, Canada (“Saf-T-Pak”) for a purchase price of $8,500,000 (plus a contingent purchase price of up to $3,000,000) based on Saf-T-Pak’s achievement of specified EBITDA targets) substantially in accordance with the terms and conditions set forth in the Letter of Intent attached hereto as Exhibit A (the “Saf-T-Pak Acquisition”).  The payment of the $8,500,000 purchase price (plus the contingent purchase price) would exceed the $5,000,000 aggregate cash consideration payable and Debt assumed in respect of all Permitted Acquisitions as set forth in clause (b)(ii) of the definition of “Permitted Acquisitions” by $3,500,000 (plus the amount of the contingent purchase price).  Notwithstanding this restriction, the Borrower has requested that the Agent and the Lenders consent to the Saf-T-Pak Acquisition and permit it to pay the full $8,500,000 cash consideration to permit Borrower to consummate the Saf-T-Pak Acquisition.

(C)                                The Borrower is desirous of increasing from $20,000,000 to $35,000,000 the permitted aggregate notional amount of hedging agreements used by Carsen to mitigate currency fluctuations between the U.S. Dollar and the Canadian Dollar.

(D)                               The Borrower has requested that the Lenders amend the Credit Agreement as more fully set forth below.

(E)                                 The Administrative Agent and the Lenders are willing to consent to the Saf-T-Pak Acquisition, to increase the aggregate notional amount of hedging agreements to be used by Carsen and to amend the Credit Agreement on the terms and conditions set forth herein.

(F)                                 The terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE 1.  Consent to Saf-T-Pak Acquisition.

Section 1.1.                                Saf-T-Pak Acquisition.  Notwithstanding the $5,000,000 basket representing the aggregate cash consideration and Debt assumed in respect of all Permitted Acquisitions as set forth in clause (b)(ii) of the definition of “Permitted Acquisitions”, the Administrative Agent and the Lenders hereby consent to the Saf-T-Pak Acquisition and permit the Borrower to pay the full $8,500,000 cash consideration (and any contingent purchase price) to consummate the Saf-T-Pak Acquisition.

Section 1.2.                                The consent set forth in Section 1.1 of this Second Amendment is subject to the satisfaction of each of the conditions precedent set forth in Section 5 of this Second Amendment and shall be limited precisely as written and shall not be deemed to (a) be a waiver, amendment or modification of any term or condition of the Credit Agreement or any other Loan Document, except as set forth in this Article 1 (subject to the terms and conditions set forth herein), or (b) prejudice any right, power or remedy which the Administrative Agent or any Lender Party now has or may have in the future under or in connection with the Credit Agreement or any other Loan Document.

ARTICLE 2.  Amendments to Credit Agreement.

This Second Amendment shall be deemed to be an amendment to the Credit Agreement, and shall not be construed in any way as a replacement therefor.  All of the terms and provisions of this Second Amendment, including, without limitation, the representations and warranties set forth herein, are hereby incorporated by reference into the Credit Agreement as if such terms and provisions were set forth in full therein.  Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Credit Agreement.  The Credit Agreement is hereby amended in the following respects:

Section 2.1.                                Section 1.1, Certain Defined Terms, of the Credit Agreement is amended by inserting the following definitions in proper alphabetical order:

“Saf-T-Pak Acquisition” has the meaning specified in recital (B) of the Preliminary Statements of this Second Amendment.

“Second Amendment” means the Second Amendment dated as of June 1, 2004 by and among Borrower, the Lenders and Fleet.

“Second Amendment Closing Date” shall mean the date on which all of the conditions in Article 5 of the Second Amendment have been meet.

Section 2.2.                                Section 2.14, Use of Proceeds, of the Credit Agreement is amended to (i) delete the word “and” after the words “existing indebtedness” in clause (b), (ii) rename existing clause (d) as (e), (iii) insert the word “and” in place of the “,” after the words “BEAL Acquisition” in clause (c) and (iv) insert new clause (d) which shall read as follows:

“ (d)                        to finance, in part, the Saf-T-Pak Acquisition, to pay fees and expenses incurred in connection with the Saf-T-Pak Acquisition,”

Section 2.3.                                Section 6.16, Speculative Transactions, of the Credit Agreement is hereby amended as follows:

(a)                                  Subsection 6.16 “(b)” is amended by deleting the number “$20,000,000” and replacing it with the number “$35,000,000”; and

(b)                                 Subsection 6.16 “(b)” is further amended by deleting the word “twelve (12)”  and replacing it with the word “twenty-four (24)”.

ARTICLE 3.  Confirmations and References.

Section 3.1.                                Continuing Effect.  The Credit Agreement and the other Loan Documents delivered in connection therewith are, and shall continue to be, in full force and effect, and are hereby ratified and confirmed in all respects, except that, on and after the date hereof, (a) all references in the Loan Documents (i) to the “Credit Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended hereby and (ii) to the “Loan Documents” shall be deemed to include this Second Amendment; and (b) all references in the Credit Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended hereby.

Section 3.2.                                InterCreditor Agreement.  The Intercreditor Agreement shall remain in full force and effect, and is hereby ratified and confirmed in all respects.

Section 3.3.                                Confirmation of Liens.  The Liens granted pursuant to the Collateral Documents secure, without limitation, the Obligations of the Borrower and its Subsidiaries to the Lenders and the Administrative Agent under the Credit Agreement as amended by this Second Amendment.  The term “Obligations” as used in the Collateral Documents (or any other term used therein to refer to the liabilities and obligations of the Borrower and its Subsidiaries to the Lenders and the Administrative Agent), include, without limitation, Obligations to the Lenders and the Administrative Agent under the Credit Agreement as amended by this Second Amendment.

ARTICLE 4.  Representations and Warranties.

Each of the Borrower and each other Loan Party hereby represents and warrants to the Lenders and the Administrative Agent that:

Section 4.1.                                Existing Representations. As of the date hereof and after giving effect to this Second Amendment, each and every one of the representations and warranties set forth in the Loan Documents shall, after giving effect to the Saf-T-Pak Acquisition, be true, accurate and complete in all respects and with the same effect as though made on the date hereof, and each shall hereby be incorporated herein in full by reference as if restated herein in its entirety, except for any representation or warranty limited by its terms to a specific date and except for changes contemplated by this Second Amendment or in the ordinary course of business which are not prohibited by the Credit Agreement (as amended hereby) and which shall not, either singly or in the aggregate, result in a Material Adverse Change.

Section 4.2.                                No Default.  As of the date hereof, there exists no Default or Event of Default under the Credit Agreement, as amended hereby, and no event which, with the giving of notice or lapse of time, or both, would constitute a Default or Event of Default.

Section 4.3.                                Power, Authority, Consents.  The Borrower and each of its Subsidiaries has the power to execute, deliver and perform the Credit Agreement, as amended by this Second Amendment and to consummate each of the transactions consented to in Section 1 hereof.  The Borrower and each of its Subsidiaries has taken all necessary action to authorize the execution, delivery and performance of this Second Amendment and the consummation of each of the transactions consented to in Section 1 hereof.  No consent or approval of any Person other than those that have been obtained is required in connection with the execution, delivery or performance by the Borrower or any of its Subsidiaries of this Second Amendment or the consummation of any of the transactions consented to in Section 1 hereof.

Section 4.4.                                No Violation of Law or Agreements. The execution, delivery and performance by the Borrower and each of its Subsidiaries of this Second Amendment and the consummation of each of the  transactions consented to in Section 1 hereof, will not violate any provision of law presently in effect and will not conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument presently in effect of any court or governmental authority, bureau or agency, domestic or foreign, or the certificate of incorporation or by-laws of the Borrower or such Subsidiary, or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note or indenture presently in effect to which the Borrower or any Subsidiary is a party, or by which any of them is bound or any of their properties or assets is affected, or result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of the Borrower or any of its Subsidiaries, except for the Liens created and granted pursuant to the Collateral Documents as acknowledged and confirmed herein.

Section 4.5.                                Binding Effect.  This Second Amendment has been duly executed and delivered by each of the Borrower and Saf-T-Pak and constitutes the valid and legally binding obligation of each of the Borrower and Saf-T-Pak, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally, and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion.

ARTICLE 5.  Conditions to Amendment.

The effectiveness of the amendments contained in Article 1 shall be subject to the fulfillment of the following conditions precedent:

Section 5.1.                                Amendment.  Each of the Borrower and Saf-T-Pak and each of the Lenders shall have executed and delivered to the Administrative Agent this Second Amendment.

Section 5.2.                                No Default.  There shall exist no Event of Default or Default under the Credit Agreement.

Section 5.3.                                Representations and Warranties.  The representations and warranties contained in Article 4 hereof shall be true and correct in all material respects on the date hereof as if made on the date hereof.

Section 5.4.                                Resolutions.  Each of the Borrower and Saf-T-Pak shall have delivered certified copies of resolutions of its respective Board of Directors approving the Saf-T-Pak Acquisition, this Agreement, and each other Loan Document and any document relating to the Saf-T-Pak Acquisition to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Saf-T-Pak Acquisition, this Agreement, and each other Loan Document and document relating to the Saf-T-Pak Acquisition.

Section 5.5.                                Charter Documents.  Saf-T-Pak  shall have delivered a copy of its charter document certified by the appropriate governmental entity of the jurisdiction of its incorporation, together with a certificate (if available from a governmental entity in such jurisdiction) dated within twenty (20) Business Days prior to the date hereof, listing the charter of Saf-T-Pak and each amendment thereto on file in its office and certifying that such amendments are the only amendments to Saf-T-Pak ‘s charter on file in its office.

Section 5.6.                                Good Standing Certificates.  Each of the Borrower and Saf-T-Pak shall have delivered a copy of a certificate of the Secretary of State of each state, or as applicable, a certificate of status, compliance or like certificate issued by the appropriate governmental entity of the jurisdiction of each jurisdiction in which it owns any material assets or carries on any material business, and dated reasonably near the date hereof, stating that each of the Borrower and Saf-T-Pak, as the case may be, is duly qualified and in good standing as a foreign corporation in such state or jurisdiction, as the case may be, and has filed all annual reports required to be filed to the date of such certificate.

Section 5.7.                                Certificates.  Each of the Borrower and Saf-T-Pak shall have delivered a certificate signed on behalf of the Borrower or Saf-T-Pak, as the case may be, by a Responsible Officer and the Secretary or an Assistant Secretary of the Borrower or Saf-T-Pak, as the case may be, dated the date hereof (the statements made in such certificate shall be true on and as of the date hereof), certifying as to (1) the absence of any amendments to the charter of the Borrower or Saf-T-Pak, as the case may be, since the date of the Secretary of State certificate or the certificate of status or compliance referred to above, and in the case of Saf-T-Pak, the charter of Saf-T-Pak attached to such certificate, (2) the bylaws of each of the Borrower and Saf-T-Pak attached to such certificate, (3) the due incorporation and good standing of each of the Borrower and Saf-T-Pak, as the case may be, as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of the each of the Borrower and Saf-T-Pak, as the case may be, (4) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date hereof, except for any representation or warranty limited by its terms to a specific date and except for changes in the ordinary course of business that are not prohibited by the Credit Agreement, (5) the absence of any event occurring and continuing, or resulting from the transactions contemplated by this Second Amendment, that constitutes a Default or an Event of Default and (6) the  certification of the names and true signatures of the officers of the Borrower and Saf-T-Pak, as the case may be, authorized to sign this Second Amendment and each other Loan Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder.

Section 5.8.                                Solvency Certificate.  The Borrower shall have delivered a certificate, in form and substance reasonably satisfactory to the Administrative Agent, attesting to the Solvency of the Borrower immediately before and immediately after giving effect to the transactions contemplated by the Saf-T-Pak Acquisition and the Second Amendment, from its President or a Vice President. With respect to the Solvency of the Borrower, the Administrative Agent shall have received such appraisals or other analyses from independent experts of the Borrower as it may request, and such appraisals and analyses shall be in form and substance satisfactory to the Administrative Agent.

Section 5.9.                                Note Assignment Agreement Supplements and Intercompany Notes.  The Administrative Agent shall have received a duly executed Note Assignment Agreement Supplement for Saf-T-Pak covering (and together with) an Intercompany Note made by Saf-T-Pak payable to the Borrower and duly endorsed to the Administrative Agent.

Section 5.10.                         Security Agreement Supplement.  The Borrower shall have delivered to the Administrative Agent a duly executed Security Agreement Supplement amending Schedule 1 to the Security Agreement to include the Pledged Shares of Saf-T-Pak.

Section 5.11.                         Lien Searches.  The Administrative Agent shall be in receipt of Uniform Commercial Code or Personal Property Security Act tax and judgment lien searches, or the equivalent, for Saf-T-Pak and each of its Subsidiaries in each jurisdiction in which Saf-T-Pak or any such subsidiary is incorporated or qualified to do business.

Section 5.12.                         Release of Liens.  The Administrative Agent shall have received Documents evidencing the satisfaction, termination and release of any liens or charges over the assets of Saf-T-Pak as set forth in Schedule 5.12 attached hereto; and evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first and only priority liens and security interests created under the Security Agreement has been taken.

Section 5.13.                         Legal Opinion.  The Borrower shall have delivered a satisfactory opinion of Dornbush Mensch Mandelstam & Schaeffer, LLP, counsel to the Borrower, to the extent requested by the Administrative Agent, as to the transactions contemplated hereby.

Section 5.14.                         Fees and Expenses. As provided in Section 11.4 of the Credit Agreement, Borrower shall have paid (i) all fees, costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of  this Second Amendment (including, without limitation, all attorneys’ fees) and (ii) all outstanding fees, costs and expenses due and payable in connection with the administration, modification and amendment of the Loan Documents (including, without limitation, all attorneys’ fees).

Section 5.15.                         Saf-T-Pak Acquisition Conditions and Deliveries.

(a)                                  The Saf-T-Pak Acquisition shall be consummated on or before June 1, 2004 pursuant to the terms and conditions of (i) the Stock Purchase Agreement, by and among the Borrower, Saf-T-Pak, Arthur Rutledge, 847479 Alberta Ltd., Thomas G. Abbott, Jr., 348683 Alberta Ltd. and Donald Neilsen and in accordance with applicable law and the documentation for the financing of the Saf-T-Pak Acquisition and related transactions, and otherwise on terms satisfactory to the Administrative Agent.  The conditions of the Saf-T-Pak Acquisition shall have been satisfied without giving effect to waivers, amendments, modifications or supplements except as approved in advance in writing by the Administrative Agent and without amendments, modifications or supplements to any related disclosure letter or schedule not approved in writing in advance by the Administrative Agent.  The documents and materials filed publicly by the Borrower in connection with the Saf-T-Pak Acquisition shall have been furnished to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent.  All required stockholder approvals to effect the Saf-T-Pak Acquisition shall have been obtained.

(b)                                 The Borrower shall have taken all action necessary to allow the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, to obtain a valid and enforceable, first priority, perfected security interest in 65% of the stock of Safe-T-Pak (the “STP Stock Collateral”).

(c)                                  The Borrower shall have delivered to the Administrative Agent stock certificates representing 65% of the STP Stock Collateral, along with an undated stock power duly executed in blank for each such stock certificate.

(d)                                 The Administrative Agent shall have received a legal opinion by Prowse Chowne LLP, counsel to Saf-T-Pak, in connection with the Saf-T-Pak Acquisition, in form and substance satisfactory to the Administrative Agent.

(e)                                  The Borrower shall have delivered to the Administrative Agent copies of agreements and instruments, with all exhibits and disclosure schedules thereto, and all amendments thereto, evidencing the Saf-T-Pak Acquisition, all of which shall be in form and substance satisfactory to the Administrative Agent.

(f)                                    The Administrative Agent shall have received such other approvals, opinions or documents as it may reasonably request in connection with the Saf-T-Pak Acquisition all of which shall be in form and substance satisfactory to the Administrative Agent.

ARTICLE 6.  Miscellaneous.

Section 6.1.                                Continued Effectiveness.  Except as specifically amended herein, the Credit Agreement and each of the other Loan Documents shall remain in full force and effect in accordance with their respective terms.

Section 6.2.                                Governing Law. This Second Amendment shall be governed and construed in accordance with the laws of the State of New York, without regard to its rules pertaining to conflicts of laws other than General Obligations Law Section 5.1401.

Section 6.3.                                Severability.  The provisions of this Second Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Second Amendment in any jurisdiction.

Section 6.4.                                Post-Closing Obligation.  Within 30 days after the Second Amendment Closing Date, Saf-T-Pak shall deliver to the Administrative Agent evidence of the insurance required by the terms of the Security Agreement.

Section 6.5.                                Counterparts.  This Second Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.  Delivery of an executed counterpart of this Second Amendment by facsimile shall be as effective as delivery of an originally executed counterpart.

Section 6.6.                                Binding Effect; Assignment.  This Second Amendment shall be binding upon and inure to the benefit of the Borrower and its respective successors and to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns.  The rights and obligations of the Borrower under this Second Amendment shall not be assigned or delegated without the prior written consent of the Lenders, and any purported assignment or delegation without such consent shall be void.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CANTEL MEDICAL CORP., as Borrower

By	/s/ James P. Reilly

Name: James P. Reilly
Title: President & Chief Executive Officer

FLEET NATIONAL BANK,
a Bank of America Company as Administrative Agent, as Initial Issuing Bank, as Swing Line Bank and as a Lender

By:	/s/ Richard M. Williams

Title:	Credit Products Officer

PNC BANK, NATIONAL ASSOCIATION, as Documentation Agent and as a Lender

By:	/s/ Jeffery Blakemore

Title:	Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Kenneth E. LaChance

Title:	Vice President

SAF-T-PAK INC.

By:	/s/ Art Rutledge

Name:	Art Rutledge
Title:	President